Exhibit 99.1

U.S. Auto Parts Appoints David Kanen to Board of Directors

CARSON, Calif. – January 23, 2019 – U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, has appointed David Kanen to its board of directors, effective immediately. His appointment expands the board to nine members and fills an open vacancy.

Kanen currently serves as the managing member of Kanen Wealth Management, LLC, a registered investment advisor and is the largest stockholder of U.S. Auto Parts. Prior to founding Kanen Wealth Management, he held several investment advisory positions over the course of his career, including serving as an independent advisor for Aegis Capital and financial advisor for A.G. Edwards & Sons. Kanen also serves on the board of directors for Famous Dave’s of America, Inc., which develops, owns, operates and franchises barbeque restaurants.

“We are delighted to welcome David to our board.  David brings nearly three decades of advisory and leadership experience,” said Barry Phelps, Chairman of the Board for U.S. Auto Parts. “His strategic insight will be an invaluable asset as the company looks to capitalize on the growing online demand for aftermarket auto parts. And with the addition of our largest stockholder to the board, we believe our stockholders’ interests will be very well-aligned with the strategic direction from  our board.”

Kanen commented: “U.S. Auto Parts is uniquely positioned to serve today’s consumer with a robust e-commerce platform and marketplace business that provides affordable aftermarket auto parts to consumers across the country. I look forward to collaborating with the rest of the board and management team as we develop and refine leading strategies to return U.S. Auto Parts to growth and deliver stockholder value.”

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:

Neil T. Watanabe, Chief Financial Officer

U.S. Auto Parts Network, Inc.

(424) 702-1455 x127

nwatanabe@usautoparts.com

Investor Relations:

Sean Mansouri or Cody Slach

Liolios

949-574-3860

PRTS@liolios.com